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                                                                     EXHIBIT 4.6




                         REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is entered into as of March 31, 1997, by and among AMRESCO, INC., a Delaware corporation (the "Company"), on the one hand, and Lowell Fulkerson, Todd Lindsey, Matthew Moore, John Prehn, Peter Wachtell anc CLC IO, Inc. (collectively, the "Stockholders"), on the other hand.

                                R E C I T A L S

A. This Agreement is entered into pursuant to the Stock and Asset Purchase Agreement dated as of March 21, 1997 (the "Stock and Asset Purchase Agreement"), by and among the Company, Commercial Lending Corporation, each of the Stockholders and their spouses.

B. The Stock and Asset Purchase Agreement provides for the issuance by the Company of an aggregate of 1,335,203 shares of its common stock, par value $0.05 per share (each share of such class being referred to herein as a share of "Common Stock"), to the respective Stockholders on the date hereof and 600,336 shares of Common Stock to CLC IO on the date hereof (the shares issued on such date being referred to herein as the "Original Shares").

C. The Stock and Asset Purchase Agreement also provides for the issuance by the Company of an as yet undetermined number of shares of Common Stock to CLC IO after the first securitization following the date hereof and to the respective Stockholders (other than CLC IO) on or before each of March 31, 1998, March 31, 1999 and June 30, 2000 (each such date being referred to herein as an "Earnout Payment Date" and the shares of Common Stock (if any) being issued on any Earnout Payment Date (or to CLC IO after the first securitization following the date hereof) being referred to herein as "Earnout Shares").

D. The Company and the Stockholders wish to provide for the registration of the Original Shares and the Earnout Shares on the terms and conditions set forth herein.

                               A G R E E M E N T

         Based on the recitals set forth above and the promises contained herein, the parties agree as follows:
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         1.       Definitions.  Any capitalized terms used but not defined
herein shall have the meanings assigned to such terms in the Stock and Asset Purchase Agreement. As used herein, the following terms shall have the following meanings:


         "Agreement" has the meaning set forth in the preamble.

         "Blocking Notice" has the meaning set forth in Section 12.

         "Blocking Period" has the meaning set forth in Section 12.

         "Blocking Termination Notice" has the meaning set forth in Section 12.

         "Closing Date" means the date of this Agreement.

         "Company" has the meaning set forth in the preamble.

         "Company Shares" has the meaning set forth in Section 13.

         "Common Stock" has the meaning set forth in the Recitals.

         "Demand Notice" has the meaning set forth in Section 3.

         "Demand Registration" means a registration pursuant to Section 3.

         "Earnout Payment Date" has the meaning set forth in the Recitals.

         "Earnout Shares" has the meaning set forth in the preamble.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Information" has the meaning set forth in Section 5.

         "Majority" means three or more of the Stockholders; provided, however, that if any Stockholder transfers any Shares (together with the related registration rights) to a permitted transferee under Section 18(a), then to the extent such Stockholder retains any Shares, for purposes of this definition such Stockholder and such permitted transferee shall be deemed to be one Stockholder.

         "Original Shares" has the meaning set forth in the Recitals.

         "Other Holders" has the meaning set forth in Section 13.




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         "Piggyback Notice" has the meaning set forth in Section 13.


         "Piggyback Registration Statement" has the meaning set forth in
Section 13.

         "Piggyback Shares" has the meaning set forth in Section 13.

         "Prospectus" has the meaning set forth in Section 9(b).

         "Registration Expenses" means all costs and expenses of each Registration Statement, including without limitation printing, legal and accounting expenses, SEC filing fees and "Blue Sky" fees and expenses relating to the registration of Shares; provided, however, that "Registration Expenses" also shall mean the reasonable fees and disbursements of a single special counsel for the Selling Stockholders (selected by a Majority of the Selling Stockholders) in connection with (a) a Registration Statement in which the Company has required that the Selling Stockholders utilize an underwriter or
(b) any sale of Shares pursuant to Rule 144 in connection with which a Selling Stockholder is required to furnish an opinion of counsel to the effect that the legend on such Shares may be removed.

         "Registration Notice" has the meaning set forth in Section 4(b).

         "Registration Statement" means any registration statement under the Securities Act that is filed by the Company to register sales of Shares by Selling Stockholders (whether or not such registration statement also registers the issuance or sale of other securities).

         "Rule 144" means Rule 144 (as currently in effect or as amended or any successor or similar provision) promulgated by the SEC under the Securities Act.

         "Rule 415" means Rule 415 (as currently in effect or as amended or any successor or similar provision) promulgated by the SEC under the Securities Act.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Selling Expenses" means all underwriters' commissions or discounts, brokers' fees or commissions, transfer or other taxes attributable to Shares being offered and sold by any Selling Stockholder, all fees and expenses of counsel incurred by any Selling Stockholder, other than such fees and expenses as are defined as





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
"Registration Expenses" above, and all fees and expenses of any Stockholder's accountants.

         "Selling Stockholder" means any Stockholder whose Shares (in whole or in part) are included in a Registration Statement.

         "Shares" means (a) the Original Shares and the Earnout Shares and (b) any securities issued or issuable in respect of the Original Shares or the Earnout Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or similar event, and any other securities issued pursuant to any other pro rata distribution with respect to such shares of Common Stock. For purposes hereof, a share of Common Stock ceases to be an Original Share, an Earnout Share or a Share (each as defined herein) when (i) it has been effectively registered under the Securities Act and sold or distributed pursuant to an effective Registration Statement covering it or (ii) it has become eligible, in the opinion of counsel to the Company, to be sold or distributed pursuant to Rule 144 (within the then-applicable volume limitation pursuant to Rule 144(e)) or Rule 144(k).

         "Stockholders" has the meaning set forth in the preamble.

         "Stock and Asset Purchase Agreement" has the meaning set forth in the Recitals.

         "Violations" has the meaning set forth in Section 14(a).

         2. Registration of Original Shares. The Company shall file with the SEC, on or before the thirtieth day after the Closing Date, a Registration Statement on a form for which the Company then qualifies and which shall be available for the sale by the Selling Stockholders (in accordance with the intended methods of disposition thereof) of any of the Original Shares, the registration of which is requested in writing by any Stockholder on the Closing Date. The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable thereafter.

         Subject to Section 4 and Section 12, the Company will not have exercised "commercially reasonable efforts" hereunder if the Company refuses to file, delays the filing of or delays the effectiveness of a Registration Statement based solely on the Company's concern that such filing or effectiveness could have adverse consequences to the trading price of the Common Stock or the Company's future financing transactions.





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
         3. Demand Registration. At any time after the issuance of any Earnout Shares, a Majority of the Stockholders may require by a written notice signed by such Stockholders and delivered to the Company (a "Demand Notice") that the Company prepare and file as soon as practicable (but in any event within 60 days of receipt of the Demand Notice) a Registration Statement for the sale by the Selling Stockholders of Shares. The Company then shall use commercially reasonable efforts to prepare and file a Registration Statement on a form for which the Company then qualifies and which shall be available for the sale by the Selling Stockholders (in accordance with the intended methods of disposition thereof) of any of the Shares, the registration of which is requested in the Demand Notice. The Company shall use commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable thereafter. The Stockholders shall be entitled to one Demand Registration during each twelve-month period after each Earnout Payment Date on which Shares are issued. On each Earnout Payment Date on which Shares are issued, any unexercised right to a Demand Registration during the preceding twelve months shall expire. A Demand Registration may include any Shares held by any Stockholder on the date the Demand Notice is delivered.

         4.      Restrictions on Demand Registration.

                 (a) Minimum Number of Shares. Notwithstanding anything in Section 3 hereof to the contrary, the Company shall not be required to effectuate a Demand Registration of fewer than 100,000 Shares.

                 (b)      Registration Notice.  Notwithstanding anything in
Section 3 hereof to the contrary, the Company shall have no obligation under
Section 3 with respect to any Demand Registration if, within 15 days after the date of the Company's receipt of the Demand Notice, the Company notifies the Selling Stockholders in writing (a "Registration Notice") that the Company proposes to file, within 30 days after the date of the Registration Notice, a registration statement on any form for the general registration of securities for cash under the Securities Act for the account of the Company (other than in connection with an offering solely to the Company's employees pursuant to a registration statement on Form S-8 under the Securities Act or an offering pursuant to a registration statement on Form S-4 under the Securities Act, or any successor forms thereto), in which event such Demand Registration shall be postponed until the conclusion or termination of the transaction described by the Company in the Registration Notice; provided, however, that the Company shall not be entitled to deliver a Registration Notice more than once in any 24 month period. To the extent permitted under Section 13, the Selling Stockholders shall be entitled to include Shares in a registration statement for Common Stock filed by the Company in connection with a Registration Notice.





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
                 (c) Pending Company Registration. Notwithstanding anything in Section 3 to the contrary, the Company shall have no obligation under Section 3 with respect to any Demand Registration during the period commencing 15 days prior to the filing of, and ending 180 days following the effectiveness (or upon the withdrawal) of, any registration statement (other than in connection with an offering solely to the Company's employees pursuant to a registration statement on Form S-8 under the Securities Act or an offering pursuant to a registration statement on Form S-4 under the Securities Act, or any successor forms thereto) filed by the Company with the SEC with respect to shares of Common Stock or securities convertible into shares of Common Stock; provided, however, that the provisions of this paragraph shall apply only to the extent the managing underwriter for such offering advises the Company in writing that such managing underwriter believes application of this paragraph
(c) to be necessary for the success of such offering; provided, further, that if this Section 4(c) is operative with respect to any Demand Registration, such Demand Registration shall be postponed until the conclusion of the 195 day period described in the first clause of this Section.

                 (d) Rule 144. Notwithstanding anything in Section 3 to the contrary, the Company shall have no obligation to file or have declared effective a Registration Statement for any shares of Common Stock which have ceased to be Shares because they are eligible to be sold by any Stockholder pursuant to Rule 144 (within the then-applicable volume limitation pursuant to Rule 144(e)) or Rule 144(k).

         5. Selling Stockholder Information. Each Selling Stockholder shall, not later than the tenth day after the Closing Date or the tenth day after the date on which a Demand Notice is delivered to the Company (as applicable), furnish the Company with such information (the "Information") regarding such Selling Stockholder, the Shares, the Selling Stockholder's intended method of distribution of the Shares and such other information as may be required under the Securities Act for preparation of the Registration Statement. Each Selling Stockholder thereafter promptly shall furnish to the Company all Information as may be requested in writing by the Company from time to time to maintain the effectiveness of any Registration Statement.

         If, within five days, a Selling Stockholder has not complied with a written request from the Company for Information, then the Company's obligation to register Shares on behalf of all Selling Stockholders shall be suspended until the delinquent Selling Stockholder has complied with such request.

         6. Other Securities. The Company may, in its sole discretion, include in any Registration Statement the issuance of securities by the Company and the sale or distribution of securities previously issued to, or securities issuable upon exercise of options or warrants previously issued to, other persons; provided, however, that if





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
a Demand Registration Statement involves an underwritten distribution, the Company may not include any other securities other than the Shares in such Demand Registration Statement if, in the reasonable opinion of the managing underwriter of such offering, the distribution of all or a portion of such other securities would materially interfere with the registration and sale of the Shares.

         7. Means of Distribution. If any proposed distribution of Shares by one or more Selling Stockholders pursuant to a Registration Statement is proposed to include in the aggregate 750,000 or more Shares, then the Company may require in the Company's sole discretion that such Shares to be distributed by the Selling Stockholders through one or more underwriters selected by the Company. In any proposed distribution of Shares by one or more Selling Stockholders pursuant to a Registration Statement, the Company may require in the Company's sole discretion that such Shares to be distributed by the Selling Stockholders through (a) routine brokerage transactions or (b) directly negotiated transactions (to one or more purchasers identified by the Company who will agree to purchase the applicable Shares at a price not less than the net price the Selling Stockholders would have received if the applicable Shares were sold on a firm underwriting basis in a public distribution).

         8. Underwritten Distributions. In any underwritten distribution of Shares, each Selling Stockholder shall, if requested by the Company or the underwriter or underwriters in connection with such distribution, (a) agree to sell all or the applicable portion of such Selling Stockholder's Shares on the basis provided in any underwriting arrangements entered into in connection therewith and (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents that are required under the terms of such underwriting arrangements.

         9. Registration Procedures. In connection with the registration of Shares pursuant hereto.

                 (a) Registration Statement Content. The Company shall have the sole right to determine the content of any Registration Statement, Prospectus, supplement thereto or amendment thereof; provided, however, that if any Registration Statement refers to any Stockholder by name as the holder of shares of Common Stock, then such Stockholder shall have the right to require
(i) the insertion in such Registration Statement of language, in form and substance reasonably satisfactory to such Stockholder to the effect that such Stockholder's ownership of shares of Common Stock should not be construed as a recommendation by such Stockholder of the investment quality of the Company's securities and that such ownership does not imply that such Stockholder will assist in meeting any future financial requirements of the Company or (ii) the deletion of such reference, unless counsel to the Company





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
advises the Company that such reference is required by the Securities Act or any similar federal statute then in effect.

                 (b) Amendments and Supplements. The Company shall use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to any Registration Statement and the final prospectus (a "Prospectus") used in connection therewith, as the Company deems necessary to keep the Registration Statement or Prospectus in effect for a period of 120 days from the effective date of such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by the Registration Statement until the earlier of such time (i) as all of such Shares have been disposed of in accordance with the intended methods of disposition by the Stockholders as set forth in the Registration Statement, (ii) the expiration of such 120 day period or (iii) the deregistration of unsold Shares remaining under the Registration Statement, pursuant to a written agreement among the Company and the holder or holders of such unsold Shares.

                 (c) Exchange Listing. The Company shall use commercially reasonable efforts to cause the Shares to be listed on the Nasdaq National Market or such other securities exchange or national market system on which shares of the Common Stock are principally traded at the time of such listing, in accordance with the rules and practices of the Nasdaq National Market, such other securities exchange or national market system and the SEC.

                 (d) Blue Sky Laws. The Company shall use commercially reasonable efforts to register or qualify (to the extent required by law) the Shares covered by any Registration Statement under the applicable securities or "Blue Sky" laws of such jurisdictions as the Stockholders reasonably request; provided, however, that the Company shall not be obligated so to register or qualify any the Shares in any jurisdiction (i) if the Company would be required to qualify to do business in any jurisdiction where it is not now so qualified,
(ii) if the Company would be required to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the Registration Statement or subject it to taxation in any jurisdiction where it is not now so subject or (iii) if the Company would be required to conform its capitalization or the composition of its assets at the time to the securities or "Blue Sky" laws of such jurisdiction.

                 (e) Removal of Legend. When any Shares become eligible under Rule 144(k) (as currently in effect or as amended or any successor or similar provision) under the Securities Act to be sold by the applicable Stockholder without restriction, upon the written request either of the Company or such Stockholder, such Shares will be returned to the Company's transfer agent in exchange for appropriate





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new share certificates reflecting the removal of the private placement legend, unless otherwise required by the Securities Act.

         10. Stockholder Undertakings. Each Stockholder covenants with the Company as follows:

                 (a) No Stabilization. No Stockholder shall effect any stabilization transactions or engage in any stabilization activity proscribed by Rule 10b-7 under the Exchange Act in connection with any securities of the Company during the period of any distribution of the Shares by Selling Stockholders pursuant to any Registration Statement.

                 (b) Brokers. Each Selling Stockholder (i) shall furnish each broker through whom such Selling Stockholder offers the Shares such number of copies of any Prospectus and any supplements thereto or amendments thereof which such broker may require (provided that the Company has provided such Selling Stockholder with such Prospectus, supplements and amendments), (ii) shall inform such broker as to the number of Shares offered through such broker, that such Shares are part of a distribution and that such broker is subject to the provisions of Rule 10b-6 under the Exchange Act until such time as such broker has completed the sale of all such Shares, and (iii) shall notify such broker when distribution of the Shares by such Selling Stockholder pursuant to any Registration Statement has been completed or any Registration Statement is no longer effective or is withdrawn.

                 (c) Amendments and Supplements. Each Selling Stockholder shall promptly furnish to each person (including each broker) to whom such Selling Stockholder has delivered copies of the Prospectus an equivalent number of copies of any amendment thereof or supplement thereto (provided that the Company has provided such Selling Stockholder with such amendment or supplement).

                 (d) Transaction Information. Each Stockholder shall report promptly to the Company upon any disposition of Shares by such Stockholder and upon completion of the distribution of such Selling Stockholder's Shares pursuant to any Registration Statement.

                 (e) Exchange Act Compliance. Each Selling Stockholder shall, at any time such Selling Stockholder is engaged in a distribution of the Shares under any Registration Statement, comply to the extent required with Rules 10b-5, 10b-6 and 10b-7 (as currently in effect or as amended or any successor or similar provisions) promulgated under the Exchange Act and shall distribute the Shares solely in the manner described in any Registration Statement, and shall not do any of the following during the period from the effective date of any Registration Statement





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until the completion of any offering of the Shares by such Selling Stockholder pursuant to such Registration Statement:

                          (i)     Bid for or purchase, for any account in which
such Selling Stockholder or any affiliate of such Selling Stockholder has a beneficial interest, any securities of the Company other than in transactions permitted by Rule 10b-6 under the Exchange Act;

                          (ii)    Attempt to induce any person to purchase any
securities of the Company other than in transactions permitted by Rule 10b-6 under the Exchange Act; and

                          (iii)   Pay or offer or agree to pay to anyone,
directly or indirectly, any compensation for soliciting another to purchase any securities of the Company on a national securities exchange or pay or offer or agree to pay to anyone any compensation for purchasing securities of the Company on a national securities exchange other than those securities offered by such Selling Stockholder.

                 (f) Publicity; Selling Efforts. Each Selling Stockholder shall not, during the period of any offering by such Selling Stockholder of any Shares under any Registration Statement, use or disseminate any information concerning the Company other than the Prospectus (or any amendment thereof or supplement thereto furnished by the Company) and may not undertake any form of publicity with respect to the Company or engage in any similar activities that may be deemed to be an unlawful selling effort within the meaning of Section 10 of the Exchange Act.

                 (g) Material Nonpublic Information. A Stockholder shall not offer to sell, sell or otherwise enter into any transaction in connection with any Shares if the Stockholder is aware of material nonpublic information regarding the Company or its subsidiaries.

                 (h) Brokerage Commissions. Except as disclosed in the Prospectus, a Selling Stockholder will not pay unusual or special brokerage commissions (other than ordinary brokerage arrangements) on any sales effected through a broker, and no selling arrangement will have been entered into between a Selling Stockholder and any securities dealer or broker.

                 (i) Method of Disposition. In any distribution of Shares pursuant to Rule 415, at least five business days prior to any disposition of the Shares, the applicable Selling Stockholder shall advise the Company of the dates on which such disposition is expected to commence and terminate, the number of such Selling Stockholder's Shares expected to be sold, the method of disposition and such other





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
information as the Company may reasonably request in order to supplement the Prospectus in accordance with the rules and regulations of the SEC.

         11. Company Undertakings. The Company covenants with the Stockholders as follows:

                 (a) Furnish Information. Before filing a Registration Statement, a preliminary prospectus or a Prospectus, the Company will furnish each Selling Stockholder copies of such documents. The Company also will furnish to each Selling Stockholder such copies of each preliminary prospectus and Prospectus as each Selling Stockholder may reasonably request. The Company will furnish to each Selling Stockholder a copy of all documents filed with and all correspondence from or to the SEC in connection with the offering covered by any Registration Statement. Notwithstanding any of the obligations of the Company set forth herein, the Company shall only be required to furnish such audited annual or unaudited quarterly or monthly financial statements required to keep the Registration Statement effective under the Securities Act.

                 (b) Material Developments. The Company will notify each Selling Stockholder of the happening of any event as a result of which a Prospectus being used by such Selling Stockholder to sell Shares pursuant to a Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Following such notice and upon the Company's written request, each Selling Stockholder shall deliver to the Company all copies (other than permanent file copies then in any Stockholder's possession) of the Prospectus that was in effect prior to such written notice. Subject to Section 12, the Company thereafter will use commercially reasonable efforts to prepare promptly a supplement or amendment of such Prospectus so that, as thereafter delivered to the purchaser of the Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (c) Underwriting Agreements. In any underwritten distribution of Shares, the Company shall, to the extent required by the managing underwriter of such distribution (i) enter into and perform the Company's obligations under the applicable underwriting agreement, (ii) furnish to the managing underwriter an opinion of counsel to the Company (which may be the Company's in-house counsel) addressing customary legal issues reasonably requested by the managing underwriter and (iii) furnish to the managing underwriter a customary "comfort letter" addressed





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
to the managing underwriter from the Company's independent certified public accountants.

         12. Blocking Periods. Each Selling Stockholder shall cease any distribution of the Shares under any Registration Statement upon receipt of a Blocking Notice (defined below) from the Company. The period of time during which a Selling Stockholder shall cease distribution of the Shares (the "Blocking Period") shall be the earlier of 60 days from the receipt of such Blocking Notice by the Selling Stockholder or the date upon which such transaction, proposed transaction or negotiations have been publicly disclosed or terminated. The Company promptly shall send each Selling Stockholder written notice (the "Blocking Termination Notice") at the earliest of such times as (a) such transaction, proposed transaction or negotiations have been publicly disclosed or terminated, (b) such non-public information has been publicly disclosed, or (c) counsel to the Company has determined that such disclosure is not required due to subsequent events. If any Blocking Period occurs after the effective date of a Registration Statement, then the period during which the Company is obligated to use commercially reasonable efforts to keep such Registration Statement effective and from time to time to amend such Registration Statement shall be extended by a number of days equal to the length in days of the Blocking Period.

         Any sale, offer to sell or other transaction involving Shares by any Selling Stockholder during a Blocking Period shall constitute a material breach by such Selling Stockholder of its obligations hereunder. Blocking Notices for the reasons and for the periods of time set forth in this Section shall not constitute a breach hereof by the Company.

         The Company also may delay the filing of any Registration Statement, Prospectus, amendment or supplement, or the effectiveness of any Registration Statement, Prospectus, amendment or supplement, filed pursuant hereto upon delivery of a Blocking Notice to the Selling Stockholders. The Company's delay in filing or pursuing the effectiveness of a Registration Statement, Prospectus, amendment or supplement during a Blocking Period shall not constitute a breach hereof. At the conclusion of the Blocking Period, the Company shall resume its efforts in connection with any such Registration Statement, Prospectus, amendment or supplement and shall send a Blocking Termination Notice to each Selling Stockholder.

         "Blocking Notice" shall mean a written notice to the effect that (i) a distribution of Shares or the filing or effectiveness of a Registration Statement, Prospectus, amendment or supplement, at such time would require the public disclosure of material nonpublic information concerning a transaction, proposed transaction or negotiations involving the Company or any of its affiliates that, in the Company's reasonable judgment, could materially interfere with such transaction,





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
proposed transaction or negotiations or (ii) such distribution of Shares or the filing or effectiveness of a Registration Statement, Prospectus, amendment or supplement at such time otherwise would require premature disclosure of nonpublic information that, in the Company's reasonable judgment, could adversely affect or otherwise be detrimental to the Company.

         13.     Piggyback Registration.

                 (a) Procedure. Subject to the terms and conditions set forth herein, if the Company proposes at any time to register any shares of Common Stock (the "Company Shares") under the Securities Act for sale for the Company's account in a primary underwritten offering, the Company will promptly (but in no event less than 15 days prior to the anticipated filing date of the Company's registration statement (the "Piggyback Registration Statement") pursuant to the Securities Act) give written notice (the "Piggyback Notice") to the Stockholders of the Company's intention to effect such registration (such notice to specify, to the extent known, the anticipated filing date, the number of shares of Common Stock proposed to be registered and the general distribution arrangements), and the Stockholders shall be entitled to include in such Piggyback Registration Statement, as a part of such underwritten offering, such number of Shares (the "Piggyback Shares") to be sold for the account of Selling Stockholders (on the same terms and conditions as the Company Shares) as shall be specified in written requests signed by the applicable Stockholder and delivered to the Company not less than 10 days before the later of (i) the anticipated filing date specified in the Piggyback Notice or (ii) the actual filing date.

                 (b) Limitations. The Company's obligation to include Piggyback Shares in a Piggyback Registration Statement is subject to each of the following:

                          (i)     Abandoned Registration.  If, at any time
after giving the Piggyback Notice and prior to the effective date of the Piggyback Registration Statement, the Company shall determine for any reason not to register the Company Shares, then the Company may, at its election, give written notice of such determination to the Selling Stockholders, and thereupon the Company shall be relieved of its obligation to use any efforts to register any Piggyback Shares in connection with such abandoned registration. The Company's election not to register the Company Shares pursuant to this Section shall not constitute a breach hereof.

                          (ii)    Cutback.  If, in the reasonable opinion of
the managing underwriter of such offering, the distribution of all or a specified portion of the Piggyback Shares would materially interfere with the registration and sale of the Company Shares, then the number of each Selling Stockholder's Piggyback Shares, and the number of shares of Common Stock to be registered on behalf of any person other than the Company ("Other Holders"), to be included in the Piggyback

Registration Statement shall be reduced (pro rata among all Selling Stockholders and Other Holders on the basis of the number of shares that each Selling Stockholder and each Other Holder requested be included) to such number, if any, that can be included without such interference. If, as a result of the cutback provisions of the preceding sentence, any Selling Stockholder is not entitled to include all of his or its requested Shares in such registration, then such Selling Stockholder may elect to withdraw his or its request to include any or all of his or its Shares in such registration.

                 (c) Conditions to Inclusion. As a condition to each Selling Stockholder's right to include Piggyback Shares in a registration pursuant to this Section, such Selling Stockholder shall, if requested by the Company or the managing underwriter in connection with such registration and distribution (i) agree to sell such Selling Stockholder's Piggyback Shares on the basis provided in any underwriting arrangements entered into in connection therewith, (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents that are required under the terms of such underwriting arrangements and (iii) promptly provide any Information requested, in writing, by the Company or the managing underwriter.

                 (d) Continuing Rights of Stockholders. If a Stockholder decides not to include all of its Shares in any Piggyback Registration Statement filed by the Company pursuant to this Section 13, such Stockholder shall nevertheless continue to have the right to include any Shares in any subsequent Piggyback Registration Statement(s) as may be filed by the Company with respect to offerings of shares of Common Stock, all upon the terms and conditions set forth herein.

         14.     Indemnification; Contribution.

                 (a) Indemnification by Company. The Company shall indemnify and hold harmless, to the extent permitted by law, each Selling Stockholder, its officers and directors and each person, if any, who controls such Selling Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys' fees) insofar as such losses, claims, damages, liabilities and expenses arise out of or are based on (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which Shares owned by such Selling Stockholder were registered under the Securities Act, any Prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any documents filed under state securities or "Blue Sky" laws in connection therewith, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading or (iii) any violations or alleged violation of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law in connection with the offering covered by such Registration Statement (items (i), (ii) and (iii) are collectively referred to herein as "Violations"); and the Company will reimburse each such Selling Stockholder, its officers and directors and each person, if any, who controls such Selling Stockholder for reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 14(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any loss, claim, damage, liability or action to the extent that it arises out of or is based on a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Selling Stockholder, officer, director, or controlling person of such Selling Stockholder. In connection with an underwritten offering, the Company also will indemnify the underwriter(s) thereof, their officers and directors and each person who controls (within the meaning of the Securities Act) such underwriter(s) to the same extent as provided above with respect to the indemnification of the Selling Stockholders.

                 (b) Indemnification by Each Selling Stockholder. In connection with any Registration Statement in which a Selling Stockholder is participating, each such Selling Stockholder shall, severally and not jointly, indemnify and hold harmless, to the extent permitted by law, the Company, the Company's directors and officers and each person, if any, who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys' fees) insofar as such losses, claims, damages, liabilities and expenses arise out of or are based on a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Selling Stockholder, officer, director, or controlling person of such Selling Stockholder; and each such Selling Stockholder will reimburse the Company, its officers and directors and each person, if any, who controls the Company for reasonable legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

                 (c) Indemnification Procedures. Any person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant hereto and permit the indemnifying party to participate therein and, to the extent that it desires, jointly with any other indemnifying party similarly situated, to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of a claim, it shall not be liable to such indemnified party for legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and except as otherwise provided below; provided, however, that such indemnified party shall, at all times, cooperate in the defense of the indemnified party. The indemnifying party shall be liable to the indemnified party for legal or other expenses incurred by the indemnified party even if the indemnifying party has offered to assume the defense thereof if (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnified party and the indemnifying party in conduct of the defense of such action or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, then it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent. If the failure of any person to give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification prejudices such indemnifying party, such indemnifying party shall be relieved of its obligation to indemnify such person to the extent that such indemnifying party has been prejudiced; provided, however, that the indemnifying party shall not be so relieved if the failure to give prompt notice to the indemnifying party was beyond the control of the indemnified party. No indemnifying party will consent to entry of any judgment or enter into any settlement agreement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                 (d) Contribution. If the indemnification provided for in this Section from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses (including without limitation reasonable attorneys' fees) referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (including without limitation reasonable attorneys' fees) in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statements of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys' fees) referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                 The parties hereto acknowledge that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately-preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Paragraph 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

         15. Expenses. The Company shall bear all Registration Expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear the Selling Expenses of any Stockholder.

         16. Termination. This Agreement and the obligations of the Company hereunder shall terminate on the earliest of (a) the first date on which no shares of Common Stock held by any Stockholder constitute Shares hereunder, (b) the date on which each party hereto agrees in writing to such termination and (c) the fourth anniversary of the Closing Date; provided, however, solely with respect to item (c) of this Section, such termination date shall be extended in the event any Demand Registration is postponed pursuant to the provisions of Section 4 hereof for a time period equal to the period of such delay or postponement.

         17. Rule 144 Reporting. With a view to making available to the Stockholders the benefits of certain rules and regulations of the SEC that may permit the sale of the Shares to the public without registration, the Company agrees to use commercially reasonable efforts during the term of this Agreement to (a) make and keep public information available, as those terms are understood and defined in Rule 144, (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act and (c) so long as any Stockholder owns any Shares, furnish to such Stockholder upon written request a written statement by the Company as to the Company's compliance with the reporting requirements of Rule 144, a copy of the most recent annual or quarterly report of the Company and such other reports, documents and information as a Stockholder may reasonably request in availing himself or itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

         18.     Miscellaneous.

                 (a) Successors and Assigns. The registration rights provided hereunder are not transferable and shall not inure to the benefit of any persons other than the respective Stockholders; provided, however, each Stockholder may transfer such Stockholder's registration rights hereunder to a charitable remainder trust as defined in Section 664 of the Internal Revenue Code, the Treasury Regulations promulgated thereunder, and the revenue procedures and revenue rulings relating thereto; provided, further, that CLC IO may assign its rights hereunder to any of the Stockholders to whom CLC IO's Shares are transferred, whether by dividend or otherwise. Any such permitted transferee shall succeed to a Stockholder's registration rights hereunder only if the permitted transferee agrees in writing to perform all the obligations of a Stockholder hereunder. Thereafter, all references herein to a "Stockholder"
or "Stockholders" shall be deemed to include such permitted transferee.   Any
transfer or assignment in contravention of this Section shall be null and void.

                 (b) Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto and referenced herein constitute the full and entire understanding and agreement between the parties and supersede any other agreement, written or oral, with regard to the subject matter hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the parties hereto.

                 (c) Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid with return receipt requested, telecopy (with hardcopy delivered by overnight courier service), or delivered by hand, messenger or overnight courier service, and shall be deemed given when received at the addresses of the parties set forth below, or at such other address furnished in writing to the other parties hereto.

         If to the Company:             AMRESCO, INC.
                                        Suite 2400
                                        700 North Pearl Street
                                        Dallas, TX  75201
                                        Attention:  General Counsel
                                        (214) 953-7757 (fax)
         with a copy to:                Haynes and Boone, LLP
                                        Suite 3100
                                        901 Main Street
                                        Dallas, Texas  75202
                                        Attention:  Tom D. Harris
                                        (214) 651-5940 (fax)

         If to the Stockholders:        565 W. Myrtle, Suite 410
                                        Boise, Idaho 83702
                                        Attention: (Applicable Stockholder)
                                        (208) 333-2050 (fax)

         with a copy to:                Hawley Troxell Ennis & Hawley
                                        First Interstate Center
                                        877 Main Street, Suite 1000
                                        P.O. Box 1617
                                        Boise, Idaho 83701
                                        Attention: Paul Boyd
                                        (208) 342-3829 (fax)

                 (d) No Third Party Beneficiary, Etc. There shall be no third party beneficiary hereof. Neither the availability of, nor any limit on, any remedy hereunder shall limit the remedies of any party hereto against third parties.

                 (e) Reformation; Severability. In case any provision hereof shall be invalid, illegal or unenforceable, such provision shall be reformed to best effectuate the intent of the parties and permit enforcement thereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If such provision is not capable of reformation, it shall be severed from this agreement and enforceability of the remaining provisions shall not in any way be affected or impaired thereby

                 (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Any counterpart may be delivered by facsimile; provided, however, that attachment thereof shall constitute the representation and warranty of the person delivering such signature that such person has full power and authority to attach such signature and to deliver this Agreement. Any facsimile signature shall be replaced with an original signature as promptly as practicable.

                 (g) Titles and Subtitles. The titles of the paragraphs and subparagraphs hereof are for convenience of reference only and are not to be considered in construing this Agreement. References to "Sections" herein are references to sections of this Agreement. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                 (h) Governing Law; Attorneys' Fees. This Agreement shall be governed by, construed, interpreted and applied in accordance with the laws of the State of Texas, without giving effect to any conflict of laws rules that would refer the matter to the laws of another jurisdiction.

                 Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Texas and, if such court does not have jurisdiction, of the courts of the State of Texas in Dallas County, for the purposes of any action arising out of this Agreement, or the subject matter hereof, brought by any other party.

                 To the extent permitted by applicable law, each Stockholder hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (i) that it is not subject to the jurisdiction of the above-named courts, (ii) that the action is brought in an inconvenient forum, (iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper or (v) that this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         The prevailing party in any action or proceeding relating to this Agreement shall be entitled to recover reasonable attorneys' fees and other costs from the non-prevailing parties, in addition to any other relief to which such prevailing party may be entitled.

                                   * * * * *

         This Agreement has been executed and delivered as of the date first written above.

                                        The Company:

                                        AMRESCO, INC.


                                        By:
                                           -------------------------------------
                                        Printed Name:
                                                     ---------------------------
                                        Title:
                                              ----------------------------------

                                        The Stockholders:



                                        ----------------------------------------
                                        Lowell Fulkerson



                                        ----------------------------------------
                                        Todd Lindsey



                                        ----------------------------------------
                                        Matthew Moore



                                        ----------------------------------------
                                        John Prehn



                                        ----------------------------------------
                                        Peter Wachtell


                                        CLC IO, INC.


                                        By:
                                           -------------------------------------
                                        Printed Name:
                                                     ---------------------------
                                        Title:
                                              ----------------------------------